SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC  20549

                          ____________


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)     May 25,
1995 (May 17, 1995)

               The Seibels Bruce Group, Inc.
     (Exact Name of Registrant as Specified in its Charter)


South Carolina           0-8804              57-0672136
(State or Other Jurisdiction
(Commission                              (IRS Employer
  of Incorporation)                                     File
Number)                              Identification No.)

1501 Lady Street (P.O. Box 1), Columbia, South Carolina
29201(2)
(Address of Principle Executive Offices)
(Zip Code)


Registrant's telephone number, including area code     803-
748-2000

____________________________________________________________
   __Former Name or Former Address, if Changed Since Last
                           Report)

Item 5.  Other Events

     The Company entered into a Consulting Agreement dated May 17, 1995 with American Southern Insurance Companies ("ASIC"), Atlanta, Georgia, pursuant to which ASIC will provide advice and counsel to the management of the Company in the development of a strategic operating and restructuring plan for the Company and its subsidiaries, about two days per week for a period of six months. The agreement may be cancelled by ASIC, upon ten days notice, or by the Company, upon entering into an agreement for the sale of all or substantially all of the Company's assets. ASIC will receive no fee for its consulting services, but will be reimbursed for all reasonable out-of-pocket expenses.
During the six-month term of the agreement and for ten days thereafter, ASIC has the right of first refusal with respect to any proposal received by the Company and recommended by the Company's Board of Directors for the sale of all or substantially all of its assets. There are no present discussions, negotiations, understandings or other arrangements for the sale of all or substantially all of the Company's assets.

     A copy of the Consulting Agreement is attached hereto as an exhibit and is incorporated herein by reference.

Item 7.  Financial Statements, PRO FORMA Financial
Information and Exhibits

     (c) The following exhibit is furnished as part of this report:

     Exhibit No.         Description

     10.1           Consulting Agreement dated May 17, 1995
between  the                            Company and American
Southern Insurance Companies

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrar has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         THE SEIBELS BRUCE GROUP, INC.


Date: ___________________         By:   /s/ Priscilla C.
Brooks
                         Priscilla C. Brooks
                         Corporate Secretary



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